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                               SERENGETI EYEWEAR

                                                                November 9, 1999


Mr. William L. McMahon
6142 Turnbury Park Drive
#5101
Sarasota, Florida 34243


Dear Mr. McMahon:

This letter is to serve as the first amendment to your contract dated June 1, 1998 with Serengeti Eyewear, Inc. The terms and conditions are as follows:

Term of Employment

1.3 Term. Serengeti hereby employs you, and you hereby accept employment with Serengeti for a period to commence on June 22, 1998 and to terminate on December 31, 2000 unless sooner terminated in accordance with the provisions of Section 7.

Compensation

3.1 Annual Salary. You will be compensated at the rate of $150,000 per annum, on an annualized basis with an effective date of July 1, 1999 through December 31, 1999. You will be compensated at the rate of $170,000 per annum, on an annualized basis with the effective date of January 1, 2000 through December 31, 2000.

All other terms and conditions remain the same.

If the foregoing accurately reflects your understanding of our agreement and is acceptable to you, please sign the enclosed copy of this letter and return it to the undersigned.

Very Truly Yours,

Serengeti Eyewear, Inc.

By: /s/  Stephen Nevitt
   ---------------------------
   Stephen Nevitt, President

Accepted and Agreed:


By:  /s/  William L. McMahon
    --------------------------
     William L. McMahon